SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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                        The Black & Decker Corporation
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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(Black & Decker logo)

NOTICE OF ANNUAL MEETING
     The 1997 Annual Meeting of Stockholders of The Black & Decker Corporation will be held at Black & Decker, 1758 South Fayetteville Street, Asheboro, North Carolina 27204, on April 22, 1997, at 9:00 a.m., for the following purposes:
1. To elect nine directors to hold office until their successors are elected and qualified;
2. To ratify the selection of Ernst & Young LLP as independent public accountants for the Corporation for fiscal year 1997; and
3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on February 18, 1997, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.
Please sign, date and return the enclosed Proxy, which is being solicited by the Board of Directors of the Corporation.

By Order of the Board of Directors
/s/ Barbara B. Lucas
Barbara B. Lucas
Senior Vice President -- Public Affairs
  and Corporate Secretary
February 28, 1997

PLEASE NOTE PROXY STATEMENT AND PROXY CARD
It is important to you and to the Corporation that your shares be represented at the meeting, regardless of the number of shares you own. If you are unable to be present in person, we ask that you SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN FAVOR OF the election of the persons designated by the Board of Directors and the ratification of the selection of Ernst & Young LLP as independent public accountants.

PROXY STATEMENT
     The Notice of Annual Meeting, this Proxy Statement, and the enclosed Proxy and Annual Report of The Black & Decker Corporation (the "Corporation"), including the consolidated financial statements of the Corporation for the fiscal year ended December 31, 1996, are first being mailed on or about February 28, 1997, to stockholders of record at the close of business on February 18, 1997 (the "Record Date"). The enclosed Proxy is being solicited by the Board of Directors of the Corporation in connection with the 1997 Annual Meeting of Stockholders to be held at Black & Decker, 1758 South Fayetteville Street, Asheboro, North Carolina 27204, on April 22, 1997, at 9:00 a.m. A stockholder giving a proxy may revoke it at any time prior to its exercise by signing another proxy bearing a later date or by giving the Secretary of the Corporation written notice prior to the meeting or oral or written notice at the meeting.
     The Corporation will supply proxies and proxy materials as requested to brokerage houses and other custodians, nominees, and fiduciaries for distribution to the beneficial owners of shares of the Corporation's common stock, par value $0.50 per share (the "Common Stock"), and will reimburse them for their expenses in so doing. In addition to the use of the mails, proxy solicitations may be made by telephone and telecopy by employees of the Corporation and by representatives of D. F. King & Co., Inc., a proxy solicitation firm engaged by the Corporation to assist in the solicitation of proxies from brokers, institutional holders, nominees, and other stockholders. The cost of the firm's services, which is expected to be approximately $13,000 plus reimbursement of expenses, will be borne by the Corporation. The principal executive office of the Corporation is at 701 East Joppa Road, Towson, Maryland 21286 (telephone 410-716-3900).
VOTING SECURITIES
     On the Record Date, there were 94,390,399 shares of Common Stock outstanding held by 18,669 stockholders of record. No shares of any other class of capital stock of the Corporation were outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to the stockholders for a vote at the meeting. The election of directors and all other matters submitted to a vote at the meeting will be decided by the vote of a majority of all votes cast in person or by proxy at the meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but abstentions will not be considered as votes cast in determining whether a matter has been approved by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
     As of the Record Date, to the best of the Corporation's knowledge, no persons other than Newell Co. ("Newell"), FMR Corp., and Harris Associates L.P. beneficially owned more than five percent of the outstanding shares of Common Stock. Based on the Schedule 13D, as amended, filed with the Securities and Exchange Commission (the "Commission") and other information provided by Newell, the Schedule 13G, as amended, filed by FMR Corp. with the Commission, and the
Schedule 13G, as amended, filed by Harris Associates L.P. with the Commission, as of the date of those filings, Newell and its wholly owned subsidiary, Newell Investments Inc., FMR Corp., and Harris Associates L.P. beneficially owned the following shares of Common Stock as of the Record Date:

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                                               TITLE OF            AMOUNT OF              PERCENT OF
                  NAME                           CLASS        BENEFICIAL OWNERSHIP          CLASS
----------------------------------------------------------------------------------------------------
Newell Co.                                   Common Stock         7,862,300 shares            8.3%
Newell Investments Inc.
29 East Stephenson Street
Freeport, Illinois 61032
FMR Corp.(1)                                 Common Stock         8,409,098 shares(2)(3)      8.9%
82 Devonshire Street
Boston, Massachusetts 02109
Harris Associates L.P.(4)                    Common Stock         9,015,450 shares(5)         9.6%
Two North LaSalle Street-Suite 500
Chicago, Illinois 60602-3790
----------------------------------------------------------------------------------------------------

     (1) The Schedule 13G filed by FMR Corp. included Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., as reporting persons.
     (2) Includes 6,548,000 shares (or 6.9% of the Common Stock outstanding) owned by Fidelity Magellan Fund, an investment company registered under Section 8 of the Investment Company Act of 1940.
     (3) Includes 8,003,050 shares (or 8.5% of the Common Stock outstanding) beneficially owned by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.
     (4) The Schedule 13G, as amended, filed by Harris Associates L.P., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, included Harris Associates, Inc., the sole general partner of Harris Associates L.P., as a reporting person. According to the Schedule 13G, as amended, the reporting person has shared voting power with respect to all shares and shared dispositive power with respect to 6,014,700 shares.
     (5) Includes 5,925,000 shares (or 6.3% of the Common Stock outstanding) owned by The Oakmark Fund, a series of Harris Associates Investment Trust.

ELECTION OF DIRECTORS
     Nine directors will be elected to hold office until their successors are elected and qualified. Unless otherwise specified, the proxies received will be voted for the election of the following persons:

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NOLAN D. ARCHIBALD
CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
THE BLACK & DECKER CORPORATION
Mr. Archibald received an undergraduate degree from Weber State University in 1968 and a master of business administration degree from the Harvard Graduate School of Business in 1970. After serving in various executive positions with Conroy, Inc., Mr. Archibald became vice president of marketing for the Airstream Division of Beatrice Companies, Inc. in 1977. His subsequent positions at Beatrice included president of Del Mar Window Coverings, president of Stiffel Lamp Company, and president of the Home Products Division. In 1983, Mr. Archibald was elected a senior vice president of Beatrice and president of the Consumer & Commercial Products Group. He left Beatrice and was elected president and chief operating officer of the Corporation in September 1985; he was elected chief executive officer of the Corporation in March 1986. Since then, Mr. Archibald has been elected to the additional position of chairman of the board of the Corporation.
Mr. Archibald, who is 53, was first elected a director of the Corporation in September 1985. He also serves as a director of ITT Corporation and Brunswick Corporation and as a trustee of The Johns Hopkins University.

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NORMAN R. AUGUSTINE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
LOCKHEED MARTIN CORPORATION
Mr. Augustine received an undergraduate degree in 1957 and a master of aeronautical engineering degree in 1959 from Princeton University. After serving in various capacities with Douglas Aircraft Company and Vought Missiles and Space Company and with the United States Department of Defense, Mr. Augustine joined Martin Marietta Corporation, a predecessor of Lockheed Martin Corporation, in 1977 as vice president of Aerospace Technical Operations, became a director in 1986, and rose to the position of chairman and chief executive officer in 1988. Following the merger of Martin Marietta and Lockheed Corporation in 1995, he became president of Lockheed Martin Corporation and currently serves as chairman and chief executive officer.
Mr. Augustine, who is 61, is proposed for election as a director of the Corporation for the first time. In addition to his service as a director of Lockheed Martin Corporation, he also serves as a director of Phillips Petroleum Company and Procter & Gamble Co.

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BARBARA L. BOWLES
PRESIDENT AND CHIEF EXECUTIVE OFFICER
THE KENWOOD GROUP, INC.
Ms. Bowles received an undergraduate degree from Fisk University in 1968 and a master of business administration degree from the University of Chicago in 1971. Following graduation, she held various positions at First National Bank of Chicago, including vice president of trust investments. From 1981 to 1984, Ms. Bowles was assistant vice president and director of investor relations for Beatrice Companies, Inc. In 1984, she joined Kraft, Inc., where she served as corporate vice president until 1989. Ms. Bowles is currently president of The Kenwood Group, Inc., an equity advisory firm that she founded in 1989.
Ms. Bowles, who is 49, was first elected a director of the Corporation in July 1993. She also serves as a director of Hyde Park Bank and Trust Company, the Chicago Urban League, and the Children's Memorial Hospital of Chicago.

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MALCOLM CANDLISH
CHAIRMAN
FIRST ALERT, INC.
Mr. Candlish received an undergraduate degree from the London School of Economics in 1956. After holding marketing positions with the Beecham Group in London and Brazil and with Colgate-Palmolive in New York, Mr. Candlish worked for McKinsey & Company, Inc. from 1965 to 1977 in locations around the world, including New York, Melbourne, Sydney, Cleveland, and Toronto. He was elected a partner of McKinsey in 1971. From 1977 to 1983, he held various positions with Wilson Sporting Goods, including vice president and general manager of the International Division, senior vice president of marketing, and president. He then served six years as president and chief executive officer of Samsonite Corporation. In 1989, Mr. Candlish joined Sealy, Inc. as president and chief operating officer, and shortly thereafter was named chief executive officer and chairman of the board. In 1992, Mr. Candlish left Sealy, Inc. and was elected a director, chairman of the board, and chief executive officer of First Alert, Inc., a manufacturer of home safety products. He remains chairman of the Board of First Alert, Inc., having relinquished the position of chief executive officer late in 1996.
Mr. Candlish, who is 61, was first elected a director of the Corporation in December 1991. He also serves as a director of American Mutual Life Assurance Company.

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ALONZO G. DECKER, JR.
HONORARY CHAIRMAN OF THE BOARD
THE BLACK & DECKER CORPORATION
Mr. Decker was first employed by the Corporation in 1922. In 1929, he received a degree in electrical engineering (E.E.) from Cornell University and joined the Corporation on a full-time basis in 1930, concentrating most of his activities in engineering, research, and manufacturing. In 1940, Mr. Decker was elected a director of the Corporation and became vice president of manufacturing. He became executive vice president in 1956 and, in 1960, was elected president of the Corporation. He became chief executive officer in 1964 and, in 1968 while continuing as president and chief executive officer, was elected chairman of the board. Mr. Decker relinquished his positions as president in 1972, as chief executive officer in 1975, and as chairman of the board in 1979. He continues to serve the Corporation on a part-time basis in an advisory and consulting capacity.
Mr. Decker, who is 89, serves as a trustee of The Maryland Institute, College of Art. He also serves as a member of the Board of Visitors and Governors of Washington College and as a trustee emeritus of The Johns Hopkins University.

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ANTHONY LUISO
FORMER CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
INTERNATIONAL MULTIFOODS CORPORATION
Mr. Luiso received an undergraduate degree from Iona College in 1967 and a master of business administration degree in 1982 from the University of Chicago. Upon graduation from college, he was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. Mr. Luiso held various positions at Beatrice, including president and chief operating officer of the International Food Division and president and chief operating officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become group vice president and chief operating officer of the Foodservice Group of International Multifoods Corporation and served as chairman of the board, president, and chief executive officer of that corporation until 1996.
Mr. Luiso, who is 53, was first elected a director of the Corporation in November 1988. He also serves as a director of Mac Frugal's Bargains (Bullet) Close-Outs Inc.

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LAWRENCE R. PUGH
CHAIRMAN
VF CORPORATION
Mr. Pugh received an undergraduate degree from Colby College in 1956. After serving in various capacities with Hamilton Beach Company and Ampex Corporation, Mr. Pugh joined the Samsonite Luggage division of Beatrice Companies, Inc. in 1972. He subsequently served as director of marketing and vice president of marketing until his election as president of that division in 1975. In 1980, Mr. Pugh joined VF Corporation, an international apparel company, as president and a director. In 1982, Mr. Pugh was designated chief executive officer of VF Corporation and, in 1983, was named to the additional post of chairman of the board. He remains chairman of the board of VF Corporation, having relinquished the position of chief executive officer in 1996.
Mr. Pugh, who is 64, was first elected a director of the Corporation in 1985. He also serves as a director of Mercantile Stores Company, Inc., Milliken & Company, and Unum Insurance Co., and is chairman of the board of trustees of Colby College.

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MARK H. WILLES
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
THE TIMES MIRROR COMPANY
Mr. Willes received an undergraduate degree from Columbia College in 1963 and a doctorate from Columbia Graduate School of Business in 1967. He was Assistant Professor of Finance and Visiting Lecturer at the Wharton School of Finance and Commerce of the University of Pennsylvania from 1967 to 1971. In 1971, Mr. Willes joined the Philadelphia Federal Reserve Bank, where he held a number of positions, including director of research and first vice president. He was president of the Federal Reserve Bank of Minneapolis from 1977 to 1980. He joined General Mills, Inc. in 1980 as executive vice president and chief financial officer, was elected president, chief operating officer, and a director of General Mills in 1985, and was elected vice chairman of the board in 1992. Effective June 1995, Mr. Willes was elected a director, president, and chief executive officer of The Times Mirror Company, a national news and information company, and effective January 1996, was elected to the additional post of chairman of the board.
Mr. Willes, who is 55, was first elected a director of the Corporation in 1990. He also serves as a director of The Talbots, Inc. and Ryder System, Inc.

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M. CABELL WOODWARD, JR.
RETIRED VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER
ITT CORPORATION
Mr. Woodward received an undergraduate degree from Princeton University in 1951 and a master of business administration degree from New York University in 1962. He began his career as a financial officer at Hanover Bank. In 1961, he joined Continental Baking Company as assistant treasurer and later was elected vice president-finance and a director. He was elected executive vice president of Continental in 1969 and later that year was named president and chief executive officer. In 1978, Mr. Woodward became executive vice president and chief financial officer of ITT Corporation. Two years later, he was elected a director and, in 1985, was elected a vice chairman and served in that capacity until his retirement in 1993.
Mr. Woodward, who is 68, was first elected a director of the Corporation in April 1993. He also serves as a director of CVS Corporation and Footstar, Inc., and as a trustee of a management investment company sponsored by PaineWebber, Incorporated.

BOARD OF DIRECTORS
     COMPENSATION OF DIRECTORS. Directors who are not officers of the Corporation receive an annual retainer of $30,000 for service on the Board of Directors, including service on Board committees. Directors also receive a fee of $1,500 for each Board or Board committee meeting attended and are reimbursed for expenses incurred in connection with attendance. In addition, the chairman of each of the Board committees receives an annual retainer of $5,000. Each director has the option to defer all or part of the annual retainer and meeting attendance fees. During the deferral period, interest accrues monthly for the benefit of the director on the deferred amount at the rate earned on employee contributions under the Thrift Feature of The Black & Decker Retirement Savings Plan. Under the Corporation's 1995 Stock Option Plan for Non-Employee Directors, upon initial election to the Board of Directors each director (other than directors who are full-time employees) receives a grant of options to purchase 2,000 shares of Common Stock and upon re-election each director receives an option to purchase 1,500 shares of Common Stock. The option exercise price is the market price on the date of grant. Options become exercisable one year from the date of grant and remain exercisable for 10 years from the date of grant. The Corporation provides $100,000 of term life insurance for each director who is not an employee of the Corporation and $200,000 of accident insurance coverage during each day that a director is traveling in connection with the Corporation's business. The Corporation also has an agreement with Mr. Decker pursuant to which Mr. Decker is employed as a part-time employee/consultant at an annual rate of $150,000 to provide such consulting and advisory services as the Board of Directors or the president of the Corporation may request.
     The Board of Directors may designate a retired director as a director emeritus for a period of one year for each of the first three years following the director's retirement. A director emeritus generally is a director for all purposes, except that he or she (a) is not counted for quorum purposes, (b) may not vote, and (c) receives an annual retainer fee of $15,000 instead of $30,000. The Corporation provides retirement benefits, in an amount equal to one-half of the annual retainer on the date the director's service terminates, to a director who retires after having served for five or more years and who has not accepted election as a director emeritus. The retirement benefit is paid in monthly installments to the director or the director's surviving spouse until (a) the number of monthly payments made equals the number of months of service by the director, (b) 120 monthly payments have been made, or (c) the last day of the month following the death of the individual entitled to the payments, whichever occurs first. The retirement benefit is based only on service as a non-employee director.
     During 1996, the Board of Directors met six times in person or by telephone, and all directors, except Barbara L. Bowles, attended more than 75% of the total number of meetings of the Board and Board committees on which they served.
     COMMITTEES. The Board of Directors currently has four standing committees:
Executive, Organization, Audit, and Finance.
     EXECUTIVE COMMITTEE. The Executive Committee, which is currently composed of Alonzo G. Decker, Jr. (Chairman), Nolan D. Archibald, Malcolm Candlish, Anthony Luiso, and Lawrence R. Pugh, did not meet during 1996. The Executive Committee meets when required on short notice during intervals between meetings of the Board of Directors and has authority to exercise all of the powers of the Board of Directors in the management and direction of the affairs of the Corporation, subject to specific directions of the Board of Directors and subject to specific limitations of the Maryland General Corporation Law.
     ORGANIZATION COMMITTEE. The Organization Committee, which is currently composed of Lawrence R. Pugh (Chairman), Anthony Luiso, and Mark H. Willes, met five times during 1996. Its functions include reviewing on a continuing basis the Corporation's management structure and performance, nominating annually a slate of officers and members of the standing committees of the Board of Directors, recommending the election and removal of officers, reviewing annually the job performance of the elected officers, reviewing and recommending salaries and benefits for key corporate officers, administering the Corporation's incentive compensation plans, and acting as the stock option committee to administer the Corporation's stock option plans.

     The Organization Committee also reviews and recommends changes in Board composition, handles problems of continuing fitness of individual directors, recommends candidates for election to the Board of Directors to fill vacancies between annual meetings of stockholders, and proposes to the Board of Directors a slate of nominees for submission to the stockholders for election as directors at the annual meeting of stockholders. In performing its nominating function, the Organization Committee will consider nominees recommended by stockholders. Recommendations should be submitted in writing to the Secretary of the Corporation before October 1 of each year and must include a description of the proposed nominee's qualifications, other relevant biographical data, and an indication of the consent of the proposed nominee to serve as a director of the Corporation if elected.
     AUDIT COMMITTEE. The Audit Committee, which is currently composed of Malcolm Candlish (Chairman), Barbara L. Bowles, and M. Cabell Woodward, Jr., met four times during 1996. Its functions include making recommendations to the Board of Directors regarding the selection of independent accountants, approving the selection of and change in the independent accountants selected by the Corporation's subsidiaries, conferring with the independent accountants and reviewing the scope of and the fees for their prospective annual audit and the results of their work, reviewing the Corporation's consolidated financial statements, serving as a channel of communications between the Board of Directors, management and the independent accountants, reviewing the adequacy of the Corporation's internal auditing, accounting, and financial controls and procedures, and approving the nature and scope of non-audit services performed by the independent accountants.
     FINANCE COMMITTEE. The Finance Committee, which is currently composed of Anthony Luiso (Chairman), Malcolm Candlish, Mark H. Willes, and M. Cabell Woodward, Jr., met five times during 1996. Its functions include reviewing the financial policies and procedures of the Corporation, reviewing operating and financial results, considering corporate financing and the issuance and sale of the Corporation's securities, reviewing capital expenditure and operating budgets, approving borrowings having a term in excess of one year, making recommendations to the Board of Directors on dividends, reviewing certain acquisitions, divestitures and dispositions of real estate, reviewing foreign currency movements and exposures, considering mergers and the acquisition or disposition of major assets, and generally overseeing the pension plans of the Corporation and its subsidiaries.
     NOMINATION OF DIRECTORS. The Corporation's By-laws provide that only persons nominated in accordance with the following procedures shall be eligible for election as directors at the meeting. Nominations of persons for election as directors may be made at the meeting at the direction of the Board of Directors by any nominating committee or person appointed by the Board, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth below.
     Nominations, other than those made by or at the direction of the Board, shall be made pursuant to written notice delivered to or mailed and received by the Secretary of the Corporation at the principal executive office of the Corporation not less than 70 days nor more than 90 days prior to the meeting; provided, however, that, in the event less than 80 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurred. The notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as a director of the Corporation.

     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and the defective nomination shall be disregarded.
     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than 10% of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership with the Commission, the New York Stock Exchange, and the Corporation. Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Corporation believes that, with respect to transactions required to have been reported in 1996 or on a Form 5 for the year ended December 31, 1996, all filing requirements were complied with on a timely basis, except that Mr. Schoewe inadvertently failed to include an aggregate of 3.853 shares of Common Stock acquired in four dividend reinvestment plan transactions during fiscal year 1995 on his Form 5 for the year ended December 31, 1995. SECURITY OWNERSHIP OF MANAGEMENT
     The following table presents information, as of the Record Date, about the number of shares of Common Stock beneficially owned by each of the directors, nominees, and named executive officers of the Corporation, and by all current directors and executive officers of the Corporation as a group. Other than Mr. Archibald, who beneficially owns 2.4% of the shares of Common Stock, each of the named directors and executive officers beneficially owns less than 1% of the shares of Common Stock, and all current directors and executive officers as a group beneficially own 3.3% of the shares of Common Stock. These figures include shares of Common Stock that the executive officers have the right to acquire within 60 days of the Record Date pursuant to the exercise of stock options.

                                               NUMBER OF SHARES
                                                 BENEFICIALLY
                  NAME                              OWNED
---------------------------------------------------------------
Nolan D. Archibald                               2,288,761(1)
Norman R. Augustine                                  5,000
Barbara L. Bowles                                    3,000(2)
Malcolm Candlish                                     6,650(2,3)
Alonzo G. Decker, Jr.                              328,370(2,4)
Charles E. Fenton                                   62,564(5)
Joseph Galli                                       106,532(6)
Dennis G. Heiner                                   132,952(7)
Anthony Luiso                                        7,000(2)
Lawrence R. Pugh                                     2,500(2)
Thomas M. Schoewe                                   81,549(8)
Mark H. Willes                                       6,330(2,9)
M. Cabell Woodward, Jr.                              6,000(2)
All Directors and Executive
  Officers as a Group (24 persons)               3,204,506(10)
---------------------------------------------------------------

     (1) Of the total number of shares shown as owned by Mr. Archibald, 2,110,000 shares represent the number of shares Mr. Archibald has the right to acquire within 60 days of the Record Date upon the exercise of options granted under the Corporation's stock option plans. Mr. Archibald owns 178,761 shares, of which 2,418 shares are held under The Black & Decker Retirement Savings Plan and 15,240 shares are held by a family partnership over which Mr. Archibald has voting and investment power.
     (2) Of the total number of shares shown as owned by each referenced director, 2,000 shares represent the number of shares each has the right to acquire within 60 days of the Record Date upon the exercise of options granted under The Black & Decker 1995 Stock Option Plan for Non-Employee Directors. In addition, each of the referenced directors has the right to acquire 1,500 shares of Common Stock within 60 days of the date of this Proxy Statement.
     (3) The shares shown as owned by Mr. Candlish are owned by a revocable trust over which Mr. Candlish has voting and investment power in his capacity as a settlor and a trustee.
     (4) Of the total number of shares shown as owned by Mr. Decker, 120 shares are held under The Black & Decker Retirement Savings Plan, 3,339 shares are held directly by Mr. Decker's spouse, and 150,000 shares are held by two trusts of which Mr. Decker is one of two trustees.

     (5) Of the total number of shares shown as owned by Mr. Fenton, 1,284 shares are held under The Black & Decker Retirement Savings Plan and 50,750 shares represent the number of shares Mr. Fenton has the right to acquire within 60 days of the Record Date upon the exercise of options granted under the Corporation's stock option plans.
     (6) Of the total number of shares shown as owned by Mr. Galli, 1,360 shares are held under The Black & Decker Retirement Savings Plan and 95,000 shares represent the number of shares Mr. Galli has the right to acquire within 60 days of the Record Date upon the exercise of options granted under the Corporation's stock option plans.
     (7) Of the total number of shares shown as owned by Mr. Heiner, 1,822 shares are held under The Black & Decker Retirement Savings Plan and 100,000 shares represent the number of shares Mr. Heiner has the right to acquire within 60 days of the Record Date upon the exercise of options granted under the Corporation's stock option plans.
     (8) Of the total number of shares shown as owned by Mr. Schoewe, 1,490 shares are held under The Black & Decker Retirement Savings Plan, 69,400 shares represent the number of shares Mr. Schoewe has the right to acquire within 60 days upon the exercise of options granted under the Corporation's stock option plans, and one share is held by Mr. Schoewe's spouse.
     (9) Of the total number of shares shown as owned by Mr. Willes, 4,230 shares are owned jointly with his spouse and 100 shares are owned by Mr. Willes' son, who shares his same household.
     (10) Of the total number of shares shown as owned by all directors and executive officers as a group, 19,469 shares are held for the account of the executive officers under The Black & Decker Retirement Savings Plan and 2,556,055 shares represent the number of shares executive officers and directors have the right to acquire within 60 days of the Record Date upon the exercise of options granted under the Corporation's stock option plans. The total number of shares reported does not include the shares held by Mr. Augustine who is not currently a director of the Corporation.

     The information provided in the above chart is based on information received from the directors, nominee, and executive officers. The inclusion of shares in the table is not an admission of beneficial ownership by the director, nominee, or executive officer next to whose name the shares appear. Unless otherwise indicated in a footnote to the table, the named director, nominee, or executive officer held sole voting and investment power over the shares.
     In 1993, the Board of Directors adopted a stock ownership policy for the Corporation's executive officers. The primary purpose of the policy is to strike a balance between the objectives of stock ownership and individual financial planning. The policy provides for a minimum share ownership target that ranges from shares having a market value of one times an executive officer's base salary to four times the base salary of the chairman, president, and chief executive officer. Until the minimum share ownership target is met, an executive officer is expected to retain at least 50% of the net shares received under The Black & Decker Performance Equity Plan (the "PEP") and upon exercise of stock options under the Corporation's stock option plans. The policy does not apply to executive officers who have attained the age of 60.

EXECUTIVE COMPENSATION
     The following tables and related text summarize, in accordance with regulations of the Commission, the Corporation's compensation of its executive officers.
SUMMARY COMPENSATION
     The following table summarizes certain information regarding the Corporation's compensation of its chief executive officer and the four other most highly compensated executive officers whose total annual salary and bonus (excluding unusual and non-recurring items) for fiscal year 1996 exceeded $100,000.

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                                                ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                        ---------------------------------------   ----------------------
                                                                                   AWARDS       PAYOUTS
                                                                                   ------       -------
                                                                      OTHER      SECURITIES
                                                                      ANNUAL     UNDERLYING                   ALL  OTHER
                                                                      COMPEN-     OPTIONS/                     COMPEN-
NAME AND PRINCIPAL POSITION     YEAR     SALARY        BONUS          SATION        SARS      LTIP PAYOUTS     SATION
------------------------------------------------------------------------------------------------------------------------
Nolan D. Archibald              1996    $900,000    $1,422,000    $2,894,345(A)        --      $1,391,250     $74,088(B)
Chairman, President, and        1995     838,942       810,000       922,015(C)        --       1,135,011      23,558(D)
Chief Executive Officer         1994     825,000       740,000       123,157(E)        --         494,759      20,444(F)
Charles E. Fenton               1996     315,000       200,000        28,761(G)    30,000         315,615      23,418(H)
Senior Vice President and       1995     298,333       300,000        22,861(G)    25,000         257,457       8,801(I)
General Counsel                 1994     280,000       187,000        22,208(G)     9,000         102,818       6,711(J)
Joseph Galli                    1996     350,000       155,000        34,158(K)   330,000         197,558      21,042(L)
Executive Vice President        1995     252,308       262,500        19,956(K)   100,000         127,342       5,964(M)
                                1994     217,500       205,000        19,910(K)    50,000          46,881       4,213(N)
Dennis G. Heiner                1996     333,333       255,000        31,989(O)    35,000         477,000      23,826(P)
Executive Vice President        1995     330,000       184,000        26,119(O)        --         389,114      12,123(Q)
                                1994     330,000       200,000        26,598(O)        --         169,643       9,959(R)
Thomas M. Schoewe               1996     304,167       212,000        29,088(S)   100,000         289,082      21,475(T)
Senior Vice President           1995     275,000       206,250        22,005(S)    12,000         139,158       7,207(U)
and Chief Financial Officer     1994     240,000       205,000        19,651(S)    12,000          56,548       5,046(V)
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     (A) In addition, the Corporation provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Archibald in fiscal year 1996 did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns. The referenced amount includes $2,797,704 paid to Mr. Archibald in connection with his exercise of 150,000 cash appreciation rights to cover the income tax liability incurred upon exercise of stock options in 1996 in accordance with the terms of options granted to Mr. Archibald in 1986 and commitments made when Mr. Archibald was hired in 1985. Mr. Archibald's remaining stock options do not carry this benefit.
     (B) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, $22,788 in life insurance premiums paid by the Corporation, and $46,800 in contributions by the Corporation to The Black & Decker Supplemental Retirement Savings Plan.
     (C) Includes perquisites and other personal benefits of $56,978. The perquisites and other personal benefits included personal use of the Corporation's plane at an approximate cost to the Corporation of $31,222 and reimbursement for financial counseling fees of $16,000. In addition, the referenced amount includes $768,885 paid to Mr. Archibald in connection with his exercise of 60,000 cash appreciation rights to cover the income tax liability incurred upon exercise of stock options in 1995 in accordance with the terms of the options granted to Mr. Archibald when he was hired in 1985. Mr. Archibald's remaining stock options do not carry this benefit.
     (D) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $19,058 in life insurance premiums paid by the Corporation.
     (E) Includes perquisites and other personal benefits of $59,087. The perquisites and other personal benefits included personal use of the Corporation's plane at an approximate cost to the Corporation of $31,832 and reimbursement for financial counseling fees of $18,578.
     (F) Includes $2,970 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $17,474 in life insurance premiums paid by the Corporation.
     (G) In addition, the Corporation provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Fenton did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns in any of the three fiscal years reported.
     (H) Includes $3,250 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, $4,968 in life insurance premiums paid by the Corporation, and $15,200 in contributions by the Corporation to The Black & Decker Supplemental Retirement Savings Plan.

     (I) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $4,301 in life insurance premiums paid by the Corporation.
     (J) Includes $2,970 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $3,741 in life insurance premiums paid by the Corporation.
     (K) In addition, the Corporation provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Galli did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns in any of the three fiscal years reported.
     (L) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, $2,667 in life insurance premiums paid by the Corporation, and $13,875 in contributions by the Corporation to The Black & Decker Supplemental Retirement Savings Plan.
     (M) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $1,464 in life insurance premiums paid by the Corporation.
     (N) Includes $2,970 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $1,243 in life insurance premiums paid by the Corporation.
     (O) In addition, the Corporation provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Heiner did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns in any of the three fiscal years reported.
     (P) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, $8,356 in life insurance premiums paid by the Corporation, and $10,970 in contributions by the Corporation to The Black & Decker Supplemental Retirement Savings Plan.
     (Q) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $7,623 in life insurance premiums paid by the Corporation.
     (R) Includes $2,970 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $6,989 in life insurance premiums paid by the Corporation.
     (S) In addition, the Corporation provides certain perquisites and other personal benefits. The aggregate dollar cost to the Corporation of the perquisites and other personal benefits received by Mr. Schoewe did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns in any of the three fiscal years reported.
     (T) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan, $3,350 in life insurance premiums paid by the Corporation, and $13,625 in contributions by the Corporation to The Black & Decker Supplemental Retirement Savings Plan.
     (U) Includes $4,500 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $2,707 in life insurance premiums paid by the Corporation.
     (V) Includes $2,970 in contributions by the Corporation to The Black & Decker Retirement Savings Plan and $2,076 in life insurance premiums paid by the Corporation.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
     The following table sets forth certain information with respect to grants made by the Corporation of stock options to named executive officers pursuant to the Corporation's stock option plans during fiscal year 1996. No stock appreciation rights ("SARs") were granted to executive officers during fiscal year 1996.

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                                                                                          POTENTIAL REALIZED VALUE
                                  INDIVIDUAL GRANTS                                                  AT
                         NUMBER OF                                                             ASSUMED ANNUAL
                         SECURITIES          % OF TOTAL                                           RATES OF
                         UNDERLYING     OPTIONS/SARS GRANTED    EXERCISE                  STOCK PRICE APPRECIATION
                        OPTIONS/SARS        TO EMPLOYEES        OR BASE     EXPIRATION         FOR OPTION TERM
        NAME              GRANTED          IN FISCAL YEAR        PRICE         DATE           5%            10%
-------------------------------------------------------------------------------------------------------------------
Nolan D. Archibald          --                   --               --           --             --            --
Charles E. Fenton           30,000(A)            2.1%           $30.500      12/11/06     $  575,439    $ 1,458,275
Joseph Galli               300,000(B)           21.3             39.875       4/22/06      7,523,151     19,065,144
                            30,000(A)            2.1             30.500      12/11/06        575,439      1,458,275
Dennis G. Heiner            35,000(A)            2.5             30.500      12/11/06        671,345      1,701,320
Thomas M. Schoewe           50,000(A)            3.5             40.4375      7/17/06      1,271,547      3,222,348
                            50,000(A)            3.5             30.500      12/11/06        959,065      2,430,458
-------------------------------------------------------------------------------------------------------------------

     (A) The referenced stock options have an exercise price equal to the fair market value of Common Stock on the date of grant as defined in the underlying stock option plan, and become exercisable in four equal annual installments commencing 12 months after the date of grant. The referenced stock options include a limited stock appreciation right entitling the holder to a cash payment equal to the spread between the market value of Common Stock and the exercise price of each of the outstanding options in cancellation of those stock options upon a change in control.
      (B) The referenced stock options have an exercise price equal to the fair market value of Common Stock on the date of grant as defined in the underlying stock option plan, and become exercisable in full on the fifth anniversary of the date of the grant. The referenced stock options include a limited stock appreciation right entitling Mr. Galli to a cash payment equal to the spread between the market value of Common Stock and the exercise price of each of the outstanding options in cancellation of those stock options upon a change in control.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES
     The following table sets forth certain information with respect to the exercise of stock options and SARs by the Corporation's named executive officers during fiscal year 1996 and information concerning the number and value of unexercised stock options at December 31, 1996. The value of unexercised stock options is based on the closing price per share of Common Stock of $30.125 on December 31, 1996, the last trading day of fiscal year 1996. As of that date, no SARs were outstanding.

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                                                                NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                   OPTIONS/SARS AT                   OPTIONS/SARS AT
                         SHARES ACQUIRED       VALUE              DECEMBER 31, 1996                 DECEMBER 31, 1996
        NAME               ON EXERCISE        REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
Nolan D. Archibald            90,000         $1,698,750(A)
                              60,000          1,147,500(A)   2,110,000          --            $25,436,250          --
Charles E. Fenton              --                --             50,750          53,250            477,156      $    34,031
Joseph Galli                   1,400             37,625         95,000         455,000            688,550          418,125
Dennis G. Heiner              50,000            951,125        100,000          35,000            925,000          --
Thomas M. Schoewe             10,000            188,750
                               2,000             30,125         67,800         134,200            753,225          234,775
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     (A) As reported in the Other Annual Compensation column of the Summary Compensation Table, Mr. Archibald received a cash payment of $2,797,704 in connection with the exercise of 150,000 related cash appreciation rights.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------
                           NUMBER OF          PERFORMANCE OR
                            SHARES,         OTHER PERIOD UNTIL       ESTIMATED FUTURE PAYOUTS UNDER
                         UNITS OR OTHER       MATURATION OR          NON-STOCK PRICE-BASED PLANS(B)
        NAME               RIGHTS(A)              PAYOUT           THRESHOLD      TARGET      MAXIMUM
-----------------------------------------------------------------------------------------------------
Nolan D. Archibald           21,356               3 years          $321,675      $643,350    $965,025
Charles E. Fenton             5,424               3 years            81,699       163,398     245,097
Joseph Galli                  8,644               3 years           130,200       260,401     390,601
Dennis G. Heiner              7,119               3 years           107,230       214,460     321,690
Thomas M. Schoewe             5,254               3 years            79,138       158,277     237,415
-----------------------------------------------------------------------------------------------------

     (A) Each of the referenced awards constitutes a grant under the PEP of Performance Units equivalent to shares of Common Stock in December 1996 for the three-year period commencing January 1, 1997. Cash amounts paid under the PEP during fiscal year 1996 for outstanding Performance Units in amounts equal to the dividends that would have been paid if the Performance Units were granted in the form of shares of Common Stock are included in the Other Annual Compensation column of the Summary Compensation Table.
     (B) In accordance with the performance goals established under the PEP for the three-year period ending December 31, 1999, the threshold, target, and maximum awards are equal to 50%, 100%, and 150%, respectively, of the Performance Units granted. The various levels of future payouts will be based upon the Corporation's achievement at the end of the three-year performance period of established earnings per share targets. The amounts shown for each named executive officer are based on the closing price per share of Common Stock of $30.125 on December 31, 1996, the last trading day of fiscal year 1996. The value of any payouts ultimately received by each of the named executive officers will vary depending, among other things, on the price per share of Common Stock on the date the payouts are made.

PENSION BENEFITS
     The following table shows the estimated annual retirement benefits payable under the Corporation's pension plans to participating employees, including the executive officers named in the Summary Compensation Table, in the remuneration and years of service classifications indicated. The Corporation maintains tax-qualified defined benefit plans, which cover most officers and salaried employees on a non-contributory basis. Certain tax code provisions limit the annual benefits that may be paid from tax-qualified retirement plans. As permitted by the Employee Retirement Income Security Act of 1974, as amended, the Corporation also maintains supplemental plans that authorize payment out of the general funds of the Corporation of benefits in excess of amounts permitted to be paid under the tax-qualified plans. The following table reflects benefits payable under both the tax-qualified plans and the applicable supplemental plans.
                               PENSION PLAN TABLE
-------------------------------------------------------------------------------
                                       YEARS OF SERVICE
             ------------------------------------------------------------------
REMUNERATION      15            20            25            30            35
-------------------------------------------------------------------------------
$  300,000   $  150,000    $  150,000    $  150,000    $  150,000    $  150,000
   500,000      250,000       250,000       250,000       250,000       250,000
   750,000      375,000       375,000       375,000       375,000       375,000
 1,000,000      500,000       500,000       500,000       500,000       500,000
 1,250,000      625,000       625,000       625,000       625,000       625,000
 1,500,000      750,000       750,000       750,000       750,000       750,000
 1,750,000      875,000       875,000       875,000       875,000       875,000
 2,000,000    1,000,000     1,000,000     1,000,000     1,000,000     1,000,000
 2,500,000    1,250,000     1,250,000     1,250,000     1,250,000     1,250,000
 3,000,000    1,500,000     1,500,000     1,500,000     1,500,000     1,500,000
-------------------------------------------------------------------------------

     Compensation used under the tax-qualified defined benefit plans and the applicable supplemental plans in calculating the annual normal retirement benefit amounts reflected in the Pension Plan Table is the highest three-year average out of the executive's last five years of employment with the Corporation of base annual salary and bonuses (as reported in the Summary Compensation Table). However, in the case of executives covered by certain severance benefits agreements, compensation used under the applicable supplemental plans in calculating the annual normal retirement benefit amounts reflected in the Pension Plan Table may be the highest three-year average compensation out of the executive's last five years of employment with the Corporation before the date of a change in control, if that average is higher. The normal retirement age for pension plan purposes is age 65 and for supplemental plan purposes is age 60 with five years of service.
     The respective years of service credited for pension purposes as of December 31, 1996, and the estimated years of service at age 60 for each of the persons named in the Summary Compensation Table are as follows:

-------------------------------------------------------------------------------
                                    YEARS OF SERVICE         YEARS OF SERVICE
             NAME                 AT DECEMBER 31, 1996     AT NORMAL RETIREMENT
-------------------------------------------------------------------------------
Nolan D. Archibald                        11.25                    17.75
Charles E. Fenton                          7.67                    19.08
Joseph Galli                              16.50                    37.75
Dennis G. Heiner                          11.08                    17.75
Thomas M. Schoewe                         10.92                    26.67
-------------------------------------------------------------------------------

     The Pension Plan Table reflects the annual benefit payable commencing at the participant's 60th birthday in the form of an annuity for the participant's life with a 50% contingent annuity payable in favor of his or her spouse. Under this pension benefit option, if a participant dies while receiving benefits, his or her surviving spouse receives 50% of the monthly benefits for the spouse's life.
     The benefits reflected in the Pension Plan Table are offset or reduced by 100% of the participant's Social Security benefits, certain severance benefits, and any retirement, disability, death, and similar benefits received from the Corporation or any other employer.
SEVERANCE BENEFITS AND OTHER AGREEMENTS
     Certain of the terms and conditions of employment of Nolan D. Archibald, the Corporation's chairman, president, and chief executive officer, are governed by a written employment contract. Mr. Archibald's contract currently provides for an annual salary of $900,000, severance payments to Mr. Archibald on substantially the same terms and conditions set forth below in respect of the severance benefits agreements, and the continuation of substantially all benefits and perquisites for a three-year period or until Mr. Archibald obtains substantially equivalent employment.
     In addition to the severance benefits agreements discussed below, the Corporation has an executive salary continuance plan covering certain officers of the Corporation, including Messrs. Fenton, Galli, Heiner, and Schoewe. In the event any of those officers is terminated other than for cause, his compensation and benefits will be continued for a specified period of up to two years or until another position of employment is obtained, whichever occurs first. The compensation and benefits payable to the executive under the salary continuance plan will be offset by the compensation and benefits paid to, or credited for the account of, the executive by another employer; provided, however, that the Corporation will continue to pay the difference between the executive's new compensation and benefits and his or her base salary and benefits with the Corporation at the time of termination, if higher, for the remainder of the period.
     In 1986, the Corporation entered into severance benefits agreements that provided for payments to be made to certain key management employees who are terminated following a change in control of the Corporation. These agreements have been amended and restated from time to time, and currently cover approximately 18 employees, including each of the named executive officers. The severance benefits agreements expire on December 31, 2000, unless a change in control shall have occurred prior to that date, in which case the agreements expire 36 months after the date of the change in control. The severance benefits agreements provide for the payment by the Corporation of specified benefits in the event the employment of the employee terminates under certain circumstances during a period of three years following any change in control of the Corporation. For purposes of these agreements, a change in control shall be deemed to take place whenever (i) a person, group of persons, or other entity becomes the beneficial owner, directly or indirectly, of securities of the Corporation having 20% or more of the combined voting power of the Corporation's then-outstanding securities, (ii) certain significant changes in the composition of the Board of Directors occur, (iii) the Corporation enters into an agreement that would result in a change of control, or (iv) the stockholders of the Corporation approve certain extraordinary transactions.
     Circumstances triggering payment of severance benefits under these agreements include (i) involuntary termination of employment for reasons other than death, disability, or cause, or (ii) voluntary termination by the employee in the event of certain significant changes in the nature of his or her employment, including certain reductions in compensation and changes in responsibilities and powers.
     Benefits under the severance benefits agreements generally include (i) a lump sum severance payment equal to three times the sum of (a) the employee's annual base salary and (b) the employee's Annual Incentive Plan maximum payment,
(ii) payment of deferred compensation, (iii) maintenance for a period of three additional years of all life, disability, accident, medical, dental and health insurance benefits substantially similar to those benefits to which the employee was entitled immediately prior to termination, (iv) certain additional payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code,
(v) reimbursement of legal fees and expenses, if any, incurred as a result of such termination, and (vi) certain cash payments in lieu of Common Stock issuable under the Corporation's stock option plans. For purposes of the foregoing, Annual Incentive Plan maximum payment shall mean the higher of the employee's maximum potential award under the applicable annual incentive plan for 1995 or any greater maximum potential award provided for in any subsequent year.
     The Board of Directors believes that these severance benefits agreements encourage the commitment and availability of its key management employees and ensure that they will be able to devote their full attention and energies to the Corporation's affairs in the face of potentially disruptive and distracting circumstances that may arise in the event of an attempted or actual change in control or an unsolicited takeover of the Corporation. In any such event, key management employees will be able to analyze and evaluate proposals objectively with a view to the best interests of the Corporation and its stockholders and to take such other action as the Board of Directors may deem to be appropriate. The severance benefits agreements, however, may have the incidental effect of discouraging takeovers and protecting the employees from removal, since the agreements increase the cost that would be incurred by an acquiring company seeking to replace current management.
ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Recommendations regarding the annual salaries of the Corporation's executive officers are made by the Organization Committee and submitted to the Board of Directors for approval. The Board of Directors did not reject or modify in any material way any of the recommendations of the Committee during 1996. Awards of incentive compensation are made by the Committee pursuant to the terms of incentive plans described below and reported to the Board.
     PHILOSOPHY AND OBJECTIVES. The Corporation seeks to attract and retain top quality executives by providing a competitive, performance-based executive compensation program. The fixed compensation element of the program is intended to be, in the aggregate with other compensation, competitive with the market. The incentive compensation element is designed to focus management on annual and long-term financial performance and on long-term stock price performance, with both annual and long-term objectives and both cash and stock-based rewards. The program reflects the Corporation's pay-for-performance philosophy and is intended to provide pay commensurate with performance.
     Total payouts under the incentive compensation element of the program vary with the Corporation's annual and long-term performance against the objectives and targets established under each of the incentive compensation plans and, subject to certain limitations, with the Committee's and the Board of Directors' subjective evaluation of individual performance.
     Once it is determined that a participant is eligible for payment under the Executive Annual Incentive Plan ("EAIP") because the Corporation reached its threshold earnings per share ("EPS") and, if applicable, the participant's particular business unit reached its financial targets, the exact amount of the payment is determined by multiplying the target payment by a payout factor and an individual performance factor. Although the payout factor is determined by a mathematical formula calculated against preestablished objectives, the actual payment is determined following a subjective evaluation of the participant's performance and success in areas deemed to be significant to the Corporation as a whole or to the particular business unit. This evaluation may result in a payment less than (but not greater than) the amount otherwise payable under the plan.
     In 1993, the United States Internal Revenue Code was amended to limit deductions for certain compensation in excess of $1 million annually paid to specified executive officers of public companies such as the Corporation. The Committee continues to monitor its executive compensation plans and policies with a view toward preserving the deductibility of executive compensation while maintaining an ability to attract and retain those executives necessary to assist the Corporation in reaching its goals and objectives. Because the Committee believes that the prudent use of discretion in determining pay level is in the best interest of the Corporation and its stockholders, under some circumstances (other than in the context of the EAIP and the Performance Equity Plan ("PEP")) the Committee may continue to exercise both positive and negative discretion in determining appropriate amounts of compensation. In those situations, the compensation paid may not be deductible.
     PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION. The principal components of the executive compensation program are base salary, annual and long-term incentive compensation, and stock option incentives.
     The Corporation's objective is to pay its executive officers base salaries that are sufficient to attract and retain individuals with the qualities believed to be necessary for the long-term financial success of the Corporation and otherwise are competitive in the marketplace. An individual executive officer's salary level generally is based on tenure, an evaluation of the executive officer's performance during the period in which he or she has been employed by the Corporation or its subsidiaries, and other special circumstances such as the international nature of the Corporation's business, overseas assignments, and direct competition for the executive officer's services. The Committee and the Board of Directors generally consider increases in base salary at 14-month intervals for executive officers other than the chief executive officer and at 18-month intervals for the chief executive officer. The Committee and the Board of Directors from time to time also consider increases in base salary in connection with significant promotions or increases in the responsibilities of executive officers and when, in their opinion, it is necessary to respond to competitive pressures.
     Historically, the Committee has approved annual bonuses based upon a number of factors, including but not limited to EPS performance against established targets. Individual awards generally have been based upon corporate financial performance (as measured by corporate EPS), business unit performance (as measured by operating income and working capital management against budget, each determined at the business unit level), and a subjective evaluation of individual performance. Target incentive awards then have been multiplied by a payout factor and an individual performance factor. In 1996, for executive officers who were members of the corporate staff, the payout factor was entirely dependent upon actual EPS measured against target EPS. For executive officers with operating responsibility for individual units, 25% of the payout factor was determined by comparing actual EPS to target EPS, and 75% was determined by comparing business unit operating income and working capital management to target business unit performance in these areas.
     The Corporation's 1996 EPS exceeded the EPS target established by the Committee at the beginning of the year for purposes of awards under the EAIP. Target incentive awards for 1996 ranged from 35% to 100% of base salary, with maximum awards of 52.5% to 200% of base salary reflecting the extent to which the Corporation exceeded the EPS target for the year and the Committee's evaluation of each individual's performance and the performance of the business unit or units for which the individual was responsible. In 1996, 17 individuals participated in the EAIP.
     The Corporation's long-term incentive program comprises the PEP and stock option plans. The PEP is a stock-unit based performance plan adopted in 1989 to replace the former cash-based long-term incentive compensation plan. PEP units and stock options are granted annually to eligible participants, except that in the case of stock options approximately 50 executive officers and other key employees have received from time to time multi-year grants rather than annual grants. The PEP units provide a potential award, generally payable in stock, based on the Corporation's three-year performance against an established EPS target. The EPS target under the PEP is established by the Committee at the beginning of each three-year period after consideration of the Corporation's long-term operating plan. Stock options generally have a 10-year term, are granted at fair market value on the date of grant, include limited stock appreciation rights exercisable in the event of a change in control of the Corporation as defined in the plans, and become exercisable over a four-year period (or, in the case of certain multi-year grants previously made to senior executive officers, a five-year period). The number of PEP units or stock options granted to an executive officer for a given period generally is a function of the individual's base salary, in that the dollar value of the shares underlying the PEP unit or stock option grant ranges from 25% to 70% of base salary. To maximize the incentive aspects of these programs and focus on those individuals who are in a position to have the greatest effect on the Corporation's performance, the percentages of base salary increase as the level of responsibility of the executive officer increases.
     The number of PEP units or stock options is not tied to past corporate performance, since the ultimate value of the stock option or performance unit depends on future corporate performance and the future market values of the Corporation's stock.
     Approximately 430 individuals received stock options in 1996 and 28 individuals received payouts for the three-year PEP performance period that ended on December 31, 1996.
     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Archibald's base salary was increased to $900,000 in 1995. Since Mr. Archibald's salary had been $825,000 since 1989, the increase was approximately 1.35% on an annualized basis. No change was made in 1996.
     Mr. Archibald's annual incentive award of $1,422,000 for fiscal year 1996 was based on the Corporation's EPS (after adjustments for non-recurring charges and credits) of $2.32. Under the EAIP criteria established at the beginning of 1996, Mr. Archibald was eligible for a target award of 100% of his base salary with a maximum award of 200% of his base salary. The award is 158% of his base salary.
     Stock options and PEP awards represent Mr. Archibald's primary long-term incentive opportunity. Coupled with the Corporation's stock ownership policy for executive officers, which is discussed above under the caption "Security Ownership of Management," these components of the Corporation's long-term incentive award program are intended to create a strong motivation to develop and implement strategies that lead to consistent and lasting increases in the Corporation's return to its stockholders.
     Mr. Archibald did not receive any stock options during fiscal year 1996. During the year Mr. Archibald exercised stock options for 150,000 shares granted to him in 1986. Under the terms of the options, which were exercisable at $16.125 per share, Mr. Archibald was reimbursed for his tax costs associated with the option exercise and the related tax reimbursement pursuant to commitments made when Mr. Archibald was hired in 1985. Mr. Archibald's remaining stock options do not carry this benefit.
     For the three-year performance period ended December 31, 1996, Mr. Archibald had been granted 28,000 PEP units. Under the terms of the PEP, participants are entitled to receive up to 150% of the original grant if the established target EPS is exceeded. Because the Corporation exceeded the established EPS target for this performance period, 42,000 shares were awarded to Mr. Archibald for the period. This number of shares represented an award of 150% of the PEP units initially granted to Mr. Archibald for this performance period because the actual EPS entitled Mr. Archibald to the maximum award established at the beginning of the performance period. For the three-year performance period beginning January 1, 1996, the Committee granted Mr. Archibald 21,356 PEP units which, if earned, would equal approximately 70% of his current salary based on the stock price on the date of grant.
     COMPENSATION OF OTHER EXECUTIVE OFFICERS. With the exception of executive officers who received salary increases in connection with their initial election as executive officers or substantial promotions in

1996, the named and other executive officers of the Corporation received salary increases ranging from no raise to a raise of 12.7% during fiscal year 1996.
     The named and other executive officers of the Corporation (other than Mr. Archibald) received annual incentive awards ranging from zero to $255,000. The incentive awards were determined in a manner consistent with the plans and philosophy described above.
     For the three-year performance period beginning January 1, 1997, the Committee granted PEP units to executive officers (other than Mr. Archibald) based on target percentages of base salary of approximately 40% to 60% in a manner consistent with the philosophy described above. For the three-year performance period ended December 31, 1996, the Committee awarded shares to those executive officers participating in the PEP at a level of approximately 150% of the PEP units initially granted for this performance period in a manner consistent with the philosophy described above.
     A number of named and other executive officers of the Corporation (other than Mr. Archibald) received stock option grants during 1996. The level of the stock option grants was determined based on the Corporation's long-term incentive compensation philosophy described above. Generally the options have a 10-year term, are exercisable at the fair market value of the shares of Common Stock on the date of grant, include limited stock appreciation rights exercisable in the event of a change in control of the Corporation as defined in the plans, and become exercisable ratably over a four-year period.
     ACCESS TO COMPETITIVE COMPENSATION DATA. The Committee reviews with management competitive data from recognized national surveys concerning executive compensation levels and practices as part of the process of establishing an appropriate level of overall executive compensation. These surveys include some of the companies that are included in the Peer Group used by the Corporation in the comparison of five-year cumulative total return set forth below as well as many other companies not in the Peer Group. The Committee has chosen not to limit the survey information to companies in the Peer Group because the search to attract new executives is not limited to companies within the same industry, and the competition the Corporation faces to retain existing executives comes from companies in many different industries. After reviewing the available competitive data, the Committee evaluates the executive's performance and considers the particular needs of the Corporation to arrive at individual compensation decisions, which involve an overall appraisal of the executive.
     The Committee's and the Board of Directors' eligibility criteria for membership on the Committee provides that a director may not serve on the Committee if, among other things, the director is or was an employee of the Corporation, is receiving compensation from the Corporation in any capacity other than as a director, or is an employee or principal of an advisor or consultant or of a significant customer or supplier.
                          Lawrence R. Pugh (Chairman)
                                 Anthony Luiso
                                 Mark H. Willes
                                                                              19

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                                         Cumulative Total Return
                       --------------------------------------------------------
                         12/91     12/92     12/93     12/94     12/95   12/96

Black & Decker            100        109       121       148       222     193
PEER GROUP                100        109       149       146       186     227
S&P 500                   100        108       118       120       165     203



     Assumes $100 invested at the close of business on December 31, 1991, in Black & Decker Common Stock, Standard & Poor's (S&P) 500 Index, and Peer Group.
     Cumulative total return assumes reinvestment of dividends.
     Peer Group consists of the companies in S&P Hardware and Tools, Value Line Home Appliances, Business Week Machine and Hand Tools, and Fortune Industrial and Farm Equipment. Total return was weighted according to market capitalization of each company at the beginning of each year. The Corporation will provide a list of each of the companies in its Peer Group upon request. Requests should be directed to the Corporation at its principal offices, Attention: Corporate Secretary.

RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
     It is the practice of the Board of Directors of the Corporation to designate the accounting firm that will serve as independent public accountants for the Corporation. The Audit Committee has recommended that Ernst & Young LLP, who served during the past fiscal year, be selected to audit the Corporation's books for fiscal year 1997, and the Board of Directors of the Corporation has approved the selection. Unless a contrary vote is indicated, the Proxies solicited hereby will be voted for the ratification of the selection of Ernst & Young LLP as independent public accountants for fiscal year 1997. If the selection of Ernst & Young LLP is not ratified at the meeting, the Board of Directors will consider the selection of other independent public accountants for fiscal year 1997.
     The Audit Committee reviews and approves the audit and non-audit services to be provided by the Corporation's independent public accountants during the year, considers the effect that performing those services might have on audit independence, and approves management's engagement of the Corporation's independent public accountants to perform those services. At its February 1997 meeting, the Audit Committee reviewed the fiscal 1996 non-audit services described above and concluded that they have not impaired the independence of Ernst & Young LLP.
     A representative of Ernst & Young LLP is expected to be present at the 1997 Annual Meeting of Stockholders, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR FISCAL YEAR 1997.
STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS
     Proper subjects for and the form of stockholder proposals are regulated by Rule 14a-8, promulgated pursuant to Section 14(a) of the Securities Exchange Act of 1934. Each stockholder proposal submitted to the Corporation must be received in a timely fashion and should indicate the full and correct registered name and address of the stockholder making the proposal and the number of shares of Common Stock owned by the proponent. If beneficial ownership is claimed, documentary proof of ownership should be submitted with the proposal. In addition, a proponent must notify the Corporation in writing of his or her intention to appear personally or by proxy at the meeting to present the proposal for action.
     Stockholder proposals to be considered for inclusion in the proxy statement for the 1998 Annual Meeting of Stockholders must be received by the Corporation on or before October 31, 1997. It is expected that the 1998 Annual Meeting of Stockholders will be held on April 28, 1998.
OTHER MATTERS
     Management does not know of any other matters that will come before the meeting. If any other matters should come properly before the meeting or if any of the persons named above as nominees for election as directors should decline or be unable to serve as a director, the holders of the proxies are authorized to vote the shares as they deem advisable. It is intended that the holders of the proxies will act according to their best judgment.
     The Corporation's By-laws provide that, to be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the meeting by a stockholder, the stockholder must have given written notice thereof delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation, not less than 70 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 80 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be so received not later than the close of business on the 10th day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made, whichever first occurred. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the number of shares of Common Stock that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.
     Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in the preceding paragraph; provided, however, that nothing in that paragraph shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Corporation's By-laws, and if the Chairman should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

By Order of the Board of Directors
/s/ Barbara B. Lucas
Barbara B. Lucas
Senior Vice President -- Public Affairs and
  Corporate Secretary

February 28, 1997
Towson, Maryland

                                                           (Black & Decker logo)
NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
------------------------

ANNUAL MEETING
OF STOCKHOLDERS
APRIL 22, 1997

THE BLACK & DECKER
CORPORATION
701 East Joppa Road
Towson, Maryland 21286


                                HAVE YOU MOVED?

THE BLACK & DECKER
  CORPORATION
MAIL STOP TW-266
701 EAST JOPPA ROAD
TOWSON, MARYLAND 21286

Please change my address on the books of The Black & Decker Corporation.

Name of Owner:
-------------------------------------------------------------------------------
(PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATE)

From (Old Address):
-------------------------------------------------------------------------------
(PLEASE PRINT)

To (New Address):
-------------------------------------------------------------------------------
   Street Address            City or Town            State            Zip Code

Date:                      Signature:
-------------------------------------------------------------------------------

Owner should sign name exactly as it appears on Stock Certificate.
If this form is signed by a representative, evidence of authority should be supplied.

             THIS FORM MAY BE ENCLOSED IN ENVELOPE WITH PROXY CARD

                         THE BLACK & DECKER CORPORATION
                  701 East Joppa Road, Towson, Maryland 21286

          This Proxy Is Solicited on Behalf of the Board of Directors
P
   The undersigned hereby appoints Nolan D. Archibald, Alonzo G. Decker, Jr.,
R and Lawrence R. Pugh, and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of capital stock of the Corporation
O that the undersigned could vote if present at the 1997 Annual Meeting of Stockholders to be held April 22, 1997, and at any adjournment or
X adjournments thereof. The undersigned further gives the Proxies authority to vote according to their best judgment in respect of any other matters
Y  properly coming before the meeting.

Election of Directors. Nominees:

N.D. Archibald, N.R. Augustine, B.L. Bowles, M. Candlish, A.G. Decker, Jr.,
A. Luiso, L.R. Pugh, M.H. Willes, and M.C. Woodward, Jr.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors' recommendations. Please mark, sign, date, and return this Proxy promptly using the enclosed envelope.
                                                                    SEE  REVERSE
                         (caret) Detach Here (caret)                    SIDE

(X) Please mark your vote as in this example.
     This Proxy when properly executed will be voted in the manner directed herein. If no direction is given, this Proxy will be voted FOR all of the Board of Directors' nominees and FOR proposal 2.
--------------------------------------------------------------------------------
 The Board of Directors recommends a vote FOR its nominees and FOR proposal 2.
--------------------------------------------------------------------------------
                  For  Against                             For  Against  Abstain
1. Election of                   2. Ratification of Ernst
   Directors      ( )    ( )        & Young LLP as         ( )    ( )      ( )
   (see reverse)                    Independent
Vote FOR all nominees, except:       Accountant

--------------------------------

                     Please sign name(s) exactly as printed hereon. If signing as attorney, administrator, executor, guardian, or trustee, please give full title as such.

                     -----------------------------------------------------------

                     -----------------------------------------------------------
                     SIGNATURE(S)                                        DATE

                         (caret) Detach Here (caret)